UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): December 1, 1998


                        TRANS ENERGY, INC.
      (Exact Name of Registrant as Specified in its Charter)



  NEVADA                     0-23530            93-0997412
State or Other              (Commission        (IRS Employer
Jurisdiction)               File Number)         Identification
                                                   Number)

 210 Second Street, P.O. Box 393, St. Mary's, West Virginia 26170
(Address of Principal Executive Offices and Principal Place of Business)

Registrant's Telephone Number, Including Area Code: (304) 684-7053

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                             FORM 8-K

Item 5.  Other Events

     On March 26, 1998, Trans Energy, Inc. (the "Company") entered into a Plan and Agreement of Merger with Natural Gas Technologies, Inc. ("NGT"). Under the terms of the proposed merger, NGT was to merge with and into the Company with the Company being the surviving corporate entity.

     On or about December 1, 1998, by mutual agreement of the parties, the Company and NGT agreed to suspend their plans to merge and have terminated the Plan and Agreement of Merger. In anticipation of the merger, the Company caused to be prepared and filed with the Securities and Exchange Commission a joint proxy statement and registration statement pursuant to Form S-4. The Company has made a request to the Commission to have the registration statement withdrawn.

                            SIGNATURES


     In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        TRANS ENERGY, INC.



Date:  December 9, 1998            By       /S/ Loren E. Bagley
                                        LOREN E. BAGLEY, President,
                                        Chief Executive Officer and
                                        Principal Financial Officer